Exhibit 5

Execution Copy

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 6, 2011 by and among General Maritime Corporation, a Marshall Islands corporation (the “Company”), and each of (i) Peter C. Georgiopoulos, an individual residing at 47 Charles St., New York, New York 10014, (ii) PCG Boss Limited, a Delaware corporation (together with Mr. Georgiopoulos, the “PCG Parties”), (iii) OCM Marine Investments CTB, Ltd., a Cayman Islands exempted company (“Investor”), and (iv) OCM Marine Holdings TP, L.P., a Cayman Islands exempted limited partnership (“Marine Holdings” and, together with Investor, “Oaktree”).

WHEREAS, (x) the Company and Investor have entered into (i) that certain Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of March 29, 2011, by and among General Maritime Subsidiary Corporation, General Maritime Subsidiary II Corporation, each, a Marshall Islands corporation (collectively, the “Borrowers”), the Company, OCM Administrative Agent, LLC, a Delaware limited liability company, and Investor, and that certain Investment Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Investment Agreement”), dated as of March 29, 2011, by and between the Company and Investor, and (y) the Credit Agreement and the Investment Agreement collectively provide for the issuance by the Borrowers to Investor of $200 million in aggregate principal amount of PIK Toggle Floating Rate Second Lien Notes and, in connection therewith, the issuance by the Company to Investor of warrants (such warrants, together with any additional warrants issued with respect thereto, collectively, the “Warrants”) exercisable for shares of Common Stock (the Common Stock issuable upon the exercise of such Warrants, the “Warrant Exercise Shares”);

WHEREAS, the PCG Securityholders are the beneficial owners of certain Registrable Securities issued by the Company, and the Compensation Committee of the Board of Directors of the Company has determined that it is appropriate to extend to the PCG Securityholders the rights provided herein in fulfillment of the Company’s obligations pursuant to that certain letter agreement, dated as of October 24, 2008, between the Company and Peter C. Georgiopoulos, and as a benefit in connection with Mr. Georgiopoulos’ service to the Company as Chairman of its Board of Directors; and

WHEREAS, the Company and the Securityholders deem it to be in their respective best interests to set forth the rights of the Securityholders or other Holders in connection with public offerings and sales of the Registrable Securities.

NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Securityholders, intending legally to be bound, hereby agree as follows.

Section 1.                                          Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person shall mean any other Person who either directly or indirectly is in control of, is controlled by, or is under common control with, such Person.

“Agreement” shall have the meaning set forth in the introduction hereof.

“Borrowers” shall have the meaning set forth in the introduction hereof.

“Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

“Closing Date” shall mean the date of the closing under the Credit Agreement and the Investment Agreement.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company” shall have the meaning set forth in the introduction hereof.

“Credit Agreement” shall have the meaning set forth in the introduction hereof.

“Delay Notice” shall have the meaning set forth in Section 7(b) hereof.

“Demand Registrations” shall have the meaning set forth in Section 3(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

“Holder” shall mean any Person that owns Registrable Securities, including such successors and assigns as acquire Registrable Securities, directly or indirectly, from such Person, in accordance with Section 15 hereof.  For purposes of this Agreement, (i) the Company may deem the registered holder of a Registrable Security as the Holder thereof, and (ii) a Person shall be deemed to be a Holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities pursuant to the Warrants, whether or not such acquisition has been effected.

“Holder Representative” shall be a representative who is a Holder chosen by Holders of a majority of the Registrable Securities participating in any offering undertaken pursuant to Section 5 hereof, and who shall have such authority as expressly set forth in this Agreement with respect to such offering.

“Indemnified Party” has the meaning set forth in Section 9.

“Investment Agreement” shall have the meaning set forth in the introduction hereof.

“Investor” has the meaning set forth in the introduction above.

“Marine Holdings” shall have the meaning set forth in the introduction hereof.

“Market Value” shall mean the value per share of Common Stock determined as follows: (i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the “Market Value” shall be the average of the last reported sale price of the Common Stock on such exchange on the last twenty (20) trading days prior to the date on which a demand for registration is made pursuant to Section 3 hereof, or if no such sale is made on any such day, the average closing bid and asked prices for such day on such exchange; or (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the “Market Value” shall be an amount, not less than book value per share of Common Stock at the end of the most recent fiscal year of the Company ending prior to the date on which a demand for registration is made pursuant to Section 3 hereof, determined in good faith and in such reasonable manner as may be prescribed by the Board of Directors of the Company.

“Material Development Condition” shall have the meaning set forth in Section 7(b) hereof.

“Oaktree” shall have the meaning set forth in the introduction hereof.

“PCG Holder Representative” shall be a representative who is a Holder chosen by the Holder(s) of a majority of the PCG Registrable Securities participating in any offering undertaken pursuant to Section 3 hereof, and who shall have the authority to take any action or exercise or waive any right hereunder on behalf of all such Holders with respect to such offering.

“PCG Parties” shall have the meaning set forth in the introduction hereof.

“PCG Registrable Securities” shall mean (i) the 2,938,343 of the shares of Common Stock issued to the PCG Securityholders in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 5, 2008, by and among the Company, Arlington Tankers Limited, General Maritime Subsidiary Corporation (formerly General Maritime Corporation) and the other parties thereto, in exchange for their shares of common stock of General Maritime Subsidiary Corporation originally acquired pursuant to certain acquisition agreements to which General Maritime Subsidiary Corporation was a party, and (ii) any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of the shares of Common Stock referred to in clause (i) above or such other securities previously issued pursuant to this clause (ii), in each case subject to Section 2 hereof.

“PCG Securityholders” shall mean, collectively, Peter C. Georgiopoulos, an individual residing at 47 Charles St., New York, New York 10014, PCG Boss Limited, a Delaware corporation (including its predecessors), and/or any other subsequent Holders of PCG Registrable Securities who acquire their shares in transactions not involving a registration under the Securities Act or a sale of shares in the public markets (provided, that the transferee or assignee of such rights complies with Section 15 hereof).

“Person” shall mean an individual, partnership, corporation, limited liability company, joint venture, trust or unincorporated organization, a government or agency or political subdivision thereof or any other entity.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Registrable Securities” shall mean, collectively, the PCG Registrable Securities and the Warrant Holder Registrable Securities, as further described in, and subject to, Section 2 hereof.

“Registration Expenses” shall have the meaning set forth in Section 8 hereof.

“Registration Statement” shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Restricted Securities” shall have the meaning set forth in Section 2 hereof.

“Revocation Request” shall have the meaning set forth in Section 3(a) hereof.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

“Rule 415” shall mean Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

“Rule 903” shall mean Rule 903 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

“Rule 904” shall mean Rule 904 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

“SEC” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

“Securityholders” shall mean, collectively, the PCG Securityholders and the Warrant Securityholders.

“Shelf Registration Statement” shall have the meaning set forth in Section 4(a) hereof.

“Underwritten Offering” shall mean a registered offering in which securities of the Company are sold to an underwriter for reoffering to the public.

“Warrant Exercise Shares” shall have the meaning set forth in the introduction hereof.

“Warrant Holder Registrable Securities” shall mean (i) the Warrant Exercise Shares issued or issuable to the Warrant Securityholders and (ii) any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of such Warrant Exercise Shares or such other securities previously issued pursuant to this clause (ii), in each case subject to Section 2 hereof.

“Warrant Holder Representative” shall be a representative who is a Holder chosen by the Holder(s) of a majority of the Warrant Holder Registrable Securities participating in any offering undertaken pursuant to Section 3 hereof who shall have the authority to take any action or exercise or waive any right hereunder on behalf of all such Holders with respect to such offering.

“Warrant Securityholders” shall mean, collectively, Oaktree and/or any other subsequent Holders of (i) the Warrants or Warrant Exercise Shares, or (ii) any other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange or distribution in respect of such Warrants or Warrant Exercise Shares or such other securities previously issued pursuant to this clause (ii), in each case who acquire such securities in transactions not involving a registration under the Securities Act or a sale of securities in the public markets (provided, that the transferee or assignee of such rights complies with Section 15 hereof).

“Warrants” shall have the meaning set forth in the recitals hereof.

Section 2.                                          Securities Subject to this Agreement.  The securities entitled to the benefits of this Agreement are the Registrable Securities but, with respect to any particular Registrable Security, only so long as such security continues to be a Restricted Security.  A Registrable Security that has ceased to be a Registrable Security cannot thereafter become a Registrable Security.  As used herein, the term “Restricted Security” shall mean a Registrable Security which has not been distributed in accordance with an effective Registration Statement and which has not been distributed by a Holder pursuant to Rule 144, Rule 903 or Rule 904, unless, in the case of a Registrable Security distributed pursuant to Rule 903 or 904, any applicable restricted period has not expired or the SEC or its staff has taken the position in a published release, ruling or no-action letter that securities distributed under Rule 903 or 904 are ineligible for resale in the United States under Section 4(1) of the Securities Act notwithstanding expiration of the applicable restricted period.  Securities shall cease to be Registrable Securities at such time as they are tradeable by the Holder without restriction as to volume pursuant to Rule 144 .

Section 3.                                          Demand Registration for Underwritten Offerings.

(a)                                  Demand.

(i)                                     PCG Registrable Securities.  Upon the written request of a Holder or Holders of PCG Registrable Securities having an aggregate Market Value of at least $50 million, at any time from the date hereof through May 6, 2021, requesting that the Company effect an Underwritten Offering of PCG Registrable Securities under the Securities Act, which request may specify the intended method of disposition thereof, the Company shall use its reasonable best efforts to file, as expeditiously as possible (and in any event within forty-five (45) days, in the case of a registration on Form S-3 or any successor or substantially similar form, or seventy-five (75) days in the case of a registration on Form S-1 or any successor or substantially similar form), a Registration Statement under the Securities Act for the resale of the PCG Registrable Securities which the Company has been so requested to register by such Holder(s), unless such a Registration Statement with respect to the PCG Registrable Securities is already then in effect; provided, however, that (A) the Company shall not be obligated to effect more than an aggregate of five (5) demand registrations pursuant to this Section 3(a)(i), and (B) no Holder shall deliver a request for a demand registration pursuant to this Section 3(a)(i) for a registration to be effective within 180 days following the last date on which a Registration Statement filed in respect of the previous registration under this Section 3(a), if any, was effective.  No request for registration under this Section 3(a)(i) shall count as one of the permitted demand registrations hereunder unless the PCG Securityholders are able to register and sell at least ninety percent (90%) of the PCG Registrable Securities requested to be included in such registration.

(ii)                                  Warrant Holder Registrable Securities.  Upon the written request of a Holder or Holders of a majority of the Warrant Holder Registrable Securities requesting that the Company effect an Underwritten Offering of Warrant Holder Registrable Securities under the Securities Act, which request may specify the intended method of disposition thereof, the Company shall use its reasonable best efforts to file, as expeditiously as possible (and in any event within forty-five (45) days, in the case of a registration on Form S-3 or any successor or substantially similar form, or seventy-five (75) days, in the case of a registration on Form S-1 or any successor or substantially similar form), a Registration Statement under the Securities Act for the resale of the Warrant Holder Registrable Securities which the Company has been so requested to register by such Holder(s), unless such a Registration Statement with respect to the Warrant Holder Registrable Securities is already then in effect; provided, however, that (A) the Company shall not be obligated to effect more than an aggregate of five (5) demand registrations pursuant to this Section 3(a)(ii), (B) no Holder shall deliver a request for a demand registration pursuant to this Section 3(a)(ii) for a registration to be effective within 180 days following the last date on which a Registration Statement filed in respect of the previous registration under this Section 3(a), if any, was effective, and (C) the Company shall not be required to effect a registration pursuant to this Section 3(a)(ii) unless the Warrant Holder Registrable Securities to be included in such registration have an aggregate Market Value of at least $20 million, unless (x) the Warrant Holder Registrable Securities to be offered constitute all of the then outstanding Warrant Holder Registrable Securities, and (y) a Demand Registration would reasonably be expected to be the commercially preferred method of disposition of such remaining Warrant Holder Registrable Securities (taking into due account, for purposes of this clause (y), the trading volume of shares of Common Stock for the thirty (30) trading day period immediately prior to the date of determination).  No request for registration under this Section 3(a)(ii) shall count as one of the permitted demand registrations hereunder unless the Warrant Securityholders are able to register and sell at least ninety percent (90%) of the Warrant Holder Registrable Securities requested to be included in such registration.

All registrations requested pursuant to this Section 3(a) are referred to herein as “Demand Registrations”.  Upon receipt of any request for any Demand Registration, the Company shall promptly (and in any event within five (5) Business Days) give written notice of such request to all other Holders.  The Company shall include in the requested registration all Registrable Securities requested to be included by such of the other Holders who shall make such request (which request shall not constitute a demand registration permitted under this Section 3(a)) by written notice to the Company delivered within fifteen (15) days of their receipt of the Company’s notice of such Demand Registration.  If the Company shall receive a request for inclusion in the registration of the Registrable Securities of any additional Holder(s), it shall promptly so inform the Holder(s) which made the initial request for registration.

A Holder or Holders requesting a Demand Registration may, at any time prior to the effective date of the Registration Statement relating to such Demand Registration, revoke such request by providing a written notice to the Company revoking such request (a “Revocation Request”).  A Demand Registration shall not be deemed to have been effected (and such Demand Registration shall not count as one of the demand registrations permitted under this Section 3(a)) unless a Registration Statement with respect thereto has become effective and the Registrable Securities registered thereunder for sale on a firm commitment basis are sold to the underwriters thereunder or are not so sold solely by reason of an act or omission by the Holders thereof; provided, however, that if such registration does not become effective after the Company has filed it solely by reason of (x) a Holder’s or Holders’ refusal to proceed (specifically excluding any such refusal following any delivery by the Company of a Delay Notice) or (y) the delivery of a Revocation Request, then such Demand Registration shall, subject to the last sentence of each of Section 3(a)(i) and Section 3(a)(ii), be deemed to have been effected unless the Holder(s) requesting such Demand Registration pay all reasonable out-of-pocket Registration Expenses incurred by the Company (for itself or as a result of its obligation to reimburse such Holder(s)) in connection with such registration.

(b)                                 Effectiveness of Registration Statement.  The Company agrees to use its reasonable best efforts to (i) cause the Registration Statement relating to any Demand Registration to become effective as promptly as practicable (and in any event within ninety (90) days) following the request for such Demand Registration, (ii) thereafter keep such Registration Statement effective continuously for the period specified in the next succeeding paragraph and (iii) prevent the happening of any event of the kinds described in clauses (4), (5) and (6) of Section 6(a)(ii) hereof.

Except as provided in the last paragraph of Section 3(a) hereof, a Demand Registration will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act and remained continuously effective (except as otherwise permitted under this Agreement) for a period ending on the earlier of (x) the date which is six (6) months after the effective date of such Registration Statement (subject to extension as provided in Section 6(b) hereof) and (ii) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed.

(c)                                  Inclusion of Other Securities; Cutback.  The Company, and any other holder of the Company’s securities who has registration rights, may include his, her or its securities in any Demand Registration; provided, however, that if the managing underwriter of a proposed Underwritten Offering contemplated by such Demand Registration advises the Holder or Holders in writing that the total amount or kind of securities to be included in such proposed Underwritten Offering is sufficiently large or of a type which such managing underwriter believes would adversely affect the marketability, proposed offering price, timing or method of distribution of the offering, then the amount or kind of securities offered for the account of the following groups of holders shall be reduced pro rata among members of such group in accordance with the number of shares of each such kind of securities held by each of them in the following order of priority (with the securities to be reduced first listed first): (i) securities other than Registrable Securities offered by Persons other than the Company; (ii) securities offered by the Company; and (iii) Registrable Securities; provided, that no Registrable Securities shall be reduced until all securities other than Registrable Securities and securities offered by the Company are entirely excluded from the offering.

Section 4.                                          Shelf Registration.

(a)                                  The Company shall prepare and file with the SEC, no later than twelve (12) months following the Closing Date, a Registration Statement covering the resale of the Registrable Securities as would permit or facilitate the resale and distribution of all the Registrable Securities (the “Shelf Registration Statement”).  Subject to the terms and conditions of this Agreement, the Company shall use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC under the Securities Act as promptly as practicable after the filing thereof (and in any event within 24 months following the Closing Date), and to keep the Shelf Registration Statement (subject to the terms and conditions hereof) continuously effective under the Securities Act for (i) in the case of the Warrant Holder Registrable Securities, a period ending on the date on which all Warrant Holder Registrable Securities covered by such Registration Statement either have been sold, and the distribution contemplated thereby has been completed, or have ceased to be Warrant Holder Registrable Securities, and (ii) in the case of the PCG Registrable Securities, a period ending on the earlier of (x) May 6, 2021 and (y) the date on which all PCG Registrable Securities covered by such Registration Statement either have been sold, and the distribution contemplated thereby has been completed, or have ceased to be PCG Registrable Securities.

(b)                                 The Shelf Registration Statement pursuant to this Section 4 shall, to the extent possible under applicable law, be effected to permit sales on a continuous basis pursuant to Rule 415 under the Securities Act.  Any takedown under the Shelf Registration Statement pursuant to this Section 4 may or may not be underwritten; provided, that (i) Holders may request any underwritten takedown only to be effected as a Demand Registration (in which event, unless such Demand Registration would not require representatives of the Company to meet with prospective purchasers of the Company’s securities, a demand registration must be available to such Holder under Section 3(a) and the number of demand registrations available to such Holder shall be reduced by one (1), subject to, (x) the last paragraph of Section 3(a) hereof and (y) the last sentence of each of Section 3(a)(i) and Section 3(a)(ii) hereof) or (ii) Holders may request an unlimited number of underwritten takedowns to be effected in accordance with the terms of Section 5 hereof.  The Company shall be entitled to effect the Shelf Registration Statement on any available form under the Securities Act.

(c)                                  The Company, and any other holder of the Company’s securities who has registration rights, may include its securities in the Shelf Registration Statement effected pursuant to this Section 4.

Section 5.                                          Piggyback Registration.  If (x) in the case of the Warrant Securityholders, at any time, and (y) in the case of the PCG Securityholders, at any time on or prior to May 6, 2021, in either case, the Company proposes to file a Registration Statement with respect to any of its equity securities, whether for its own account (other than in connection with any Registration Statement contemplated by Section 3 or Section 4 hereof or a Registration Statement on Form S-4 or S-8 (or any successor or substantially similar form), or in connection with (A) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan) (a “Company Registration”) or for the account of a holder of securities of the Company pursuant to demand registration rights granted by the Company (a “Requesting Securityholder”), other than for the registration of securities for sale on a non-underwritten continuous or delayed basis pursuant to Rule 415 (a “Requesting Securityholder Registration”), then the Company shall in each case give written notice of such proposed filing to all Holders at least twenty (20) Business Days before the anticipated filing date of any such Registration Statement by the Company, and such notice shall offer to all Holders the opportunity to have any or all of the Registrable Securities held by such Holders included in such Registration Statement.  Each Holder desiring to have such Holder’s Registrable Securities registered under this Section 5 shall so advise the Company in writing within fifteen (15) Business Days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein.  Notwithstanding the foregoing, if the managing underwriter of any such proposed Underwritten Offering advises the Company in writing that the total amount or kind of securities to be included in such proposed Underwritten Offering is sufficiently large or of a type which such managing underwriter believes would adversely affect the marketability, proposed offering price, timing or method of distribution of the offering, then the amount or kind of securities offered for the account of the following groups of holders shall be reduced pro rata among members of such group in accordance with the number of shares of each such kind of securities held by each of them in the following order of priority: (i) if a registration under this Section 5 is a Company Registration, then the order of priority shall be (with the securities to be reduced first listed first) (A) securities other than Registrable Securities offered by Persons other than the Company, (B) Registrable Securities, and (C) securities offered by the Company; and (ii) if a registration under this Section 5 is a Requesting Securityholder Registration, then the order of priority shall be (with the securities to be reduced first listed first) (A) securities offered by the Company, and (B)(x) securities other than Registrable Securities offered by Persons other than the Company and (y) Registrable Securities, pro rata among clause (x) and this clause (y) collectively in accordance with the number of securities held by them.  Holders exercising their rights under this Section 5 with respect to a Company Registration in which the Company has been able to sell all of the securities it sought to include in such Company Registration (including by means of the underwriter’s overallotment option) shall be entitled to sell their Registrable Securities by means of the underwriter’s overallotment option to the extent not fully utilized by the Company.  Anything to the contrary in this Agreement notwithstanding, the Company may withdraw or postpone a Registration Statement referred to in this Section 5 at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to the Holder or Holders of the Registrable Securities.

Section 6.                                          Registration Procedures.

(a)                                  General.  In connection with the Company’s registration obligations pursuant to Section 3, Section 4 and Section 5 hereof, at its expense, except as provided in Section 8 hereof, the Company will, as expeditiously as possible:

(i)                                     prepare and file with the SEC a new Registration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in Section 3(b) and Section 4(a) hereof (provided, that no Registration Statement shall be required to remain in effect after (x) all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement or (y) there are no longer any Registrable Securities covered by such Registration Statement); provided, further, that as soon as practicable, but in no event later than five (5) Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, the Company shall furnish for comment to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, and, except in connection with an offering under Section 5 hereof, shall not file any Registration Statement or amendment or supplement (other than by incorporation) to which the Holders of at least a majority of the Registrable Securities covered by such Registration Statement reasonably object.

(ii)                                  notify the selling Holders and the managing underwriters, if any, promptly (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing and of the Company’s responses thereto, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (5) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading;

(iii)                               if reasonably requested by the managing underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or the Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) being sold in such Underwritten Offering agree should be included therein relating to the sale of the Registrable Securities, including information with respect to the aggregate number of shares of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

(iv)                              permit any Holder which Holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of any Registration Statement and to allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;

(v)                                 furnish to each selling Holder and each managing underwriter, if any, without charge, (1) as many conformed copies as may reasonably be requested, of the then effective Registration Statement and any post-effective amendments thereto, including financial statements, schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference), (2) as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as such Persons may reasonably request and (3) such other documents as such Persons may reasonably request in order to facilitate the offering;

(vi)                              use reasonable best efforts to register or qualify, and cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or underwriter reasonably requests in writing and to keep such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to do all other acts or things reasonably necessary or advisable to enable the disposition in such distributions of the securities covered by the applicable Registration Statement; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (vi), (2) subject itself to general taxation in any such jurisdiction or (3) file a general consent to service of process in any such jurisdiction;

(vii)                           cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(viii)                        cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which identical securities issued by the Company are then listed, and enter into customary agreements including, if necessary, a listing application and indemnification agreement in customary form, and provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

(ix)                                provide a CUSIP number for the Registrable Securities no later than the effective date of such Registration Statement;

(x)                                   use reasonable best efforts to prevent the happening of any event of the kinds described in clauses (4), (5) and (6) of Section 6(a)(ii) hereof, and upon the issuance of a stop order, advise Holders selling Registrable Securities of such stop order promptly after the Company receives notice or obtains knowledge thereof and use its reasonable best efforts promptly to obtain the withdrawal of such order;

(xi)                                take all reasonable actions to ensure that any free writing prospectus (as defined in Rule 405 under the Securities Act) utilized in connection with any Demand Registration or registration pursuant to Section 5 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii)                             make available for inspection by any Holder selling Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other pertinent records, corporate and business documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement, subject to any confidentiality restrictions which the Company reasonably deems necessary and such parties agreeing to be bound by a confidentiality agreement (provided, however, that notwithstanding the foregoing or anything contained herein to the contrary, the Company shall not be required to make available for inspection, or otherwise supply, any documents, materials or other information to any Holder, or any of the other Persons set forth above, where the Company reasonably determines that doing so would jeopardize the attorney-client privilege of the Company or any of its subsidiaries or conflict with or violate any law or order);

(xiii)                          otherwise use reasonable best efforts to comply with all applicable securities laws and rules and regulations of the SEC relating to such registration and the distribution of the securities being offered and make generally available to its securities holders, as soon as reasonably practicable, earnings statements satisfying the provisions of Section 11(a) of the Securities Act;

(xiv)                         use reasonable best efforts to promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review;

(xv)                            cooperate with each selling Holder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with Financial Industry Regulatory Authority, Inc.;

(xvi)                         subject to the proviso in paragraph (vi) above, cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to a selling Holder by reason of its own activities or business other than the sale of its Registrable Securities);

(xvii)                      in the case of an Underwritten Offering, if reasonably requested by Holders of a majority of the Registrable Securities included in such registration, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and at the time of delivery of any Registrable Securities sold pursuant thereto), one or more cold comfort letters from the Company’s independent certified public accountants addressed to each underwriter, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by cold comfort letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be, to underwriters, to the extent customary and available in accordance with law and professional practice standards;

(xviii)                   use all reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Registration Statement contemplated hereby; and

(xix)                           subject to Section 4(b), in connection with an Underwritten Offering, enter into such customary agreements (including underwriting agreements in customary form with customary indemnification provisions), and cause senior management of the Company to participate, to the extent reasonably requested by the managing underwriter, in customary efforts to sell the Registrable Securities under the offering, including, without limitation, participating in “road shows” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the

Registrable Securities), and cause to be delivered to the underwriters opinions of counsel to the Company in customary form covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may reasonably request and addressed to the underwriters.

The Company may require each seller of Registrable Securities as to which any registration is being effected to, and each such seller of Registrable Securities shall, furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request and as shall be required in connection with any registration referred to herein.

(b)                                 Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(a)(ii) hereof, such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) such Holder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act, (2) such Holder receives copies of a supplemented or amended Prospectus contemplated by this Section 6(b), or (3) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed.  If the Company shall have given any such notice during a period when a Demand Registration is in effect pursuant to Section 3(a), the Company shall extend the period described in Section 3(a)(i), Section 3(b) or clause (ii) of Section 4(a) (as applicable) by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this Section 6(b).  If so directed by the Company, on the happening of such event, the Holder will deliver to the Company (at the Company’s expense), or destroy, all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(c)                                  Selection of Underwriters and Underwriting Arrangements.  With respect to any Underwritten Offering undertaken pursuant to (i) Section 3(a)(i), (A) the PCG Holder Representative shall be entitled to select the managing underwriter with the consent of the Company, (B) the Company shall be entitled to select a co-managing underwriter with the consent of the PCG Holder Representative, and (C) the PCG Holder Representative shall be entitled to approve the underwriting arrangement in respect thereof with the consent of the Company, such consent not to be unreasonably withheld or delayed in case of any of the foregoing clauses (i)(A) through (i)(C) above, and (ii) Section 3(a)(ii), (A) the Warrant Holder Representative shall be entitled to select the managing underwriter with the consent of the Company, (B) the Company shall be entitled to select a co-managing underwriter with the consent of the Warrant Holder Representative, and (C) the Warrant Holder Representative shall be entitled to approve the underwriting arrangement in respect thereof with the consent of the Company, such consent not to be unreasonably withheld or delayed in case of any of the foregoing clauses (ii)(A) through (ii)(C) above.  With respect to any Company Registration as to which Holders have exercised registration rights under Section 5 hereof, (x) the Holder Representative shall be entitled to select a co-managing underwriter with the consent of the Company, and (y) the Company shall be entitled to approve the underwriting arrangement in respect thereof with the consent of the Holder Representative, such consent not to be unreasonably withheld or delayed in case of the foregoing clause (x) or (y) above.

Section 7.                                          Holdback Agreements.

(a)                                  Hold-Back Election.

(i)                                     In the case of the registration of any underwritten primary offering initiated by the Company (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form), or in connection with (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or (B) a dividend reinvestment plan) or any underwritten secondary offering initiated at the request of a holder of securities of the Company pursuant to registration rights granted by the Company, upon the request of the managing underwriter, each Holder of five percent (5%) or more of the outstanding shares of Common Stock agrees not to effect any public sale or distribution of Registrable Securities except as part of such underwritten registration, during the period beginning fifteen (15) days prior to the closing date of such underwritten offering and during the period ending on ninety (90) days after such closing date (or such longer period, not to exceed 180 days, plus such additional period as may be required by applicable law or regulation, as may be reasonably requested in writing by the Company and by the managing underwriter or underwriters).  In the event that such Holders are required to refrain from selling Registrable Securities pursuant to this Section 7(a)(i) during the required registration period under Section 3(b) hereof, the period set forth in Section 3(b) hereof shall be extended by the number of days during such required registration period that the Holders were required to refrain from selling Registrable Securities pursuant to this Section 7(a)(i).

(ii)                                  The Company agrees not to effect any public offering or distribution of its securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the 90-day period (or such shorter period as reasonably determined by the underwriters managing the registered public offering) beginning on the effective date of any underwritten Demand Registration or any underwritten registration pursuant to Section 5 (other than any registration by the Company on Form S-4 or Form S-8 (or any successor or substantially similar form) or, for such longer period as is necessary to comply with the securities law or other applicable rules and regulations, unless the underwriters managing the registered public offering otherwise agree.

(b)                                 Material Development Condition. With respect to any Registration Statement filed or to be filed pursuant to Section 3 or Section 4 hereof, if the Board of Directors of the Company determines in good faith that it would be materially detrimental (a “Material Development Condition”) to the Company or any subsidiary or its shareholders for such a Registration Statement to become effective or to be maintained effective, or for sales of Registrable Securities to continue pursuant to the Registration Statement, because of the existence of, or in anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or development involving the Company or any subsidiary, or the unavailability for reasons substantially beyond the Company’s control of any required financial statements, or any other event or condition of similar significance to the Company or any subsidiary, the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice (a “Delay Notice”) to such effect, certified by the

President or any Vice President of the Company, to each Holder of Registrable Securities included or to be included in such Registration Statement, (i) to cause sales of Registrable Securities by such Holder pursuant to such Registration Statement to cease, (ii) to delay actions to bring about the effectiveness of such Registration Statement and sales thereunder or, upon the written advice of counsel, cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement terminated, or (iii) in the event no such Registration Statement has yet been filed, to delay filing any such Registration Statement, until, in the good faith judgment of the Board of Directors of the Company, such Material Development Condition no longer exists (notice of which the Company shall promptly deliver to any Holder of Registrable Securities with respect to which any such Registration Statement has been filed).  Notwithstanding the foregoing provisions of this Section 7(b): (1) the Company shall not be entitled to cause sales of Registrable Securities to cease or to delay any registration of Registrable Securities required pursuant to Section 3 or Section 4 hereof by reason of any existing or anticipated Material Development Condition more than a total of three (3) times or for a period of more than an aggregate of ninety (90) days within any consecutive three hundred sixty-five (365) day period, as above provided; (2) in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as hereinbefore provided, the Company shall, as promptly as reasonably practicable prior to, and in any event no later than upon, the expiration of such Material Development Condition, or if sooner, the expiration of such ninety (90)-day period, (x) notify, in writing, the Holders of Registrable Securities included in such registration of such expiration and (y) if requested by the Holders of a majority of the Registrable Securities included in such registration (which request shall not constitute an additional demand registration under Section 3(a)), cause a new Registration Statement covering the Registrable Securities to be filed with the SEC, and the registration period for such new Registration Statement shall be the greater of thirty (30) days or the number of days that remained in the required registration period with respect to the withdrawn Registration Statement at the time it was withdrawn; and (3) in the event the Company elects not to withdraw or terminate the effectiveness of any such Registration Statement but to cause a Holder or Holders to refrain from selling Registrable Securities pursuant to such Registration Statement for any period during the required registration period, such required registration period with respect to such Holders shall be extended by the number of days during such required registration period that such Holders are required to refrain from selling Registrable Securities.

(c)                                  Limitation on Demand, Shelf and Piggyback Registration Rights.  Anything to the contrary contained in this Agreement notwithstanding, when in the written opinion of counsel for the Company (which counsel shall be experienced in securities law matters) registration of the Registrable Securities is not required by the Securities Act and other applicable securities laws in connection with a proposed sale of such Registrable Securities under Rule 144 of the Securities Act, the Holder shall have no rights pursuant to Section 3, Section 4 or Section 5 hereof, to request a registration in connection with such proposed sale; provided, however, that if counsel for such Holder(s) of Registrable Securities reasonably disagrees in its own written opinion delivered to the Company with such written opinion of counsel for the Company, the foregoing limitation on registration rights shall be of no force or effect.

Section 8.                                          Registration Expenses.  All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), fees of the Financial Industry Regulatory Authority, Inc., transfer and registration fees of transfer agents and registrars, printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including  all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including expenses of any special audit or accounting review), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any registration hereunder, reasonable fees and expenses of one counsel for the Holders (and any appropriate local counsel) selected by the holders of a majority of the Registrable Securities included in such registration, and fees and expenses of other Persons retained by the Company (all such expenses being referred to as “Registration Expenses”), shall be borne by the Company; provided, that Registration Expenses shall not include out-of-pocket expenses incurred by the Holders and underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities, which shall be paid by the Holders pro rata on the basis of the number of shares registered on their behalf.

Section 9.                                          Indemnification.

(a)                                  Indemnification by the Company.  The Company agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, each Holder, its officers, directors, employees, partners, principals, equity holders, managed or advised accounts, advisors and agents, and each Person who controls such Holder (within the meaning of the Securities Act) (each an “Indemnified Party”), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses and including expenses incurred in settlement of any litigation, commenced or threatened) resulting from any untrue statement (or alleged untrue statement) of a material fact in, or any omission (or alleged omission) of a material fact required to be stated in, any Registration Statement, Prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act) or necessary to make the statements therein (in the case of a Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, as such expenses are incurred, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Indemnified Party expressly for use therein.  The Company will also indemnify underwriters participating in the distribution, their officers, directors, employees, partners and agents, and each Person who controls such underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the Holders, if so requested.

(b)                                 Indemnification by Holders.  In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, shareholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the

Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses and including expenses incurred in settlement of any litigation, commenced or threatened) resulting from any untrue statement (or alleged untrue statement) of material fact in, or any omission (or alleged omission) of a material fact required to be stated in, the Registration Statement, Prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act) or necessary to make the statements therein (in the case of a Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading or any violation by such Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to such Holder in connection with any such registration, as such expenses are incurred, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion therein.  For the avoidance of doubt, the obligation to indemnify shall be several, and not joint and several, among the Holders.  In no event shall any participating Holder be liable for any amount in excess of the net proceeds (net of payment of all expenses) received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

(c)                                  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel of such indemnifying party’s choice, subject to the written consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party shall have agreed in writing to pay them, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (C) the named parties to an action, claim or proceeding (including any impleaded parties) include any indemnified party and the indemnifying party or any of its Affiliates and in the reasonable judgment of any such Person, based upon advice of its counsel, (1) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person) or (2) there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party; provided, that the scope of engagement of such counsel shall be limited to such defense or defenses; provided, further, that the indemnifying party shall be responsible to pay the fees and expenses of only one law firm plus one local counsel in each necessary jurisdiction pursuant to these clauses (A), (B) and (C).  The indemnifying party will not be subject to any liability for any settlement made by an indemnified party without its written consent.  The entry of any judgment and any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to an indemnified party of a release from all liability in respect of such claim or litigation shall be subject to the written consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed).  An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel (plus one local counsel if required in a specific instance) for all parties indemnified by such indemnifying party with respect to such claim.  The failure by an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 9, except to the extent the failure to give such notice is materially prejudicial to the indemnifying party’s ability to defend such action.

(d)                                 Contribution.  If for any reason the indemnification provided for in Section 9(a) or Section 9(b) hereof is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 9(a) and Section 9(b) hereof, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the indemnifying party or parties, on the one hand, or the indemnified party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.  In no event shall any participating Holder be required to contribute any amount in excess of the net proceeds (net of payment of all expenses) received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.  In no event shall any participating Holder be liable for any amount in excess of the net proceeds (net of payment of all expenses) received by such Holder from the Registrable Securities offered and sold by such Holder pursuant to such Registration Statement.

Section 10.                                   Participation in Underwritten Registrations.  No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting arrangements consented to by the Persons entitled under Section 6(c) to approve such arrangements (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriters, provided that, no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities included in such Underwritten Offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder, such Holder’s title to, and ownership of, the Registrable Securities, such Holder’s power and authority, such Holder’s intended method of distribution, and such other representations and warranties, if any, as may be customary under the circumstances) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 9(b).  Nothing in this Section 10 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

Section 11.                                   Limitations on Subsequent Registration Rights.  The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights any terms of which are inconsistent with the rights granted to the Holders hereunder.

Section 12.                                   Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC (including Rule 144) that may permit the sale of the restricted securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)                                  make and keep public information regarding the Company available as those terms and understood and defined in Rule 144 under the Securities Act at all times;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time it is subject to such reporting requirements; and

(c)                                  so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself to any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

Section 13.                                   Amendments and Waivers.  The provisions of this Agreement, including the provisions of this Section 13, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless (a) with respect to a particular offering hereunder, the Company has obtained the written consent of (i) Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) included in such offering, as determined by the Company, or (ii) the Holder Representative with respect to such offering, or (b) in any other event, the Company has obtained the written consent of Holders of a majority of the Registrable Securities (on a Common Stock equivalent basis) then outstanding, as determined by the Company.  Whenever the consent or approval of Holders of a specified number of Registrable Securities is required hereunder, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was given by the Holders of such required number.

Section 14.                                   Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

(a)                                  If to a Holder, initially at the address and/or telecopier number set forth below such Holder’s signature to this Agreement, and thereafter at such other address as may be designated by such Holder from time to time by notice given in accordance with the provisions of this Section 14, and in the case of Oaktree, with a copy to (which shall not constitute notice) Kirkland & Ellis LLP, 333 South Hope Street, Los Angeles, California 90071, telecopier no.:  (213) 680-8500, Attention: Damon R. Fisher and Hamed Meshki.

(b)                                 If to the Company, initially at 299 Park Avenue, New York, New York 10171, attention: Chief Financial Officer; telecopier no. (212) 763-5607; confirmation no. (212) 763-5600, with a copy to (which shall not constitute notice) Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, attention: Thomas E. Molner, Esq., telecopier no. (212) 715-8000, and thereafter at such other address or addresses as may be designated by the Company from time to time by notice given in accordance with the provisions of this Section 14.

(c)                                  All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, telecopier or telegram, on the date of such delivery or, if delivered after 5:00 p.m. local time of the recipient or on a day other than a Business Day, then on the next proceeding Business Day, (ii) in the case of overnight air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third (3rd) Business Day following such mailing.

Section 15.                                   Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without the need for an express assignment to subsequent Holders of the Registrable Securities who acquire their shares in transactions not involving a registration under the Securities Act or a sale of shares in the public markets; provided, that the transferee or assignee of such rights assumes in writing the obligations of such transferor under this Agreement; provided, further, that notwithstanding the foregoing or anything contained herein to the contrary, any transferee or assignee of any Registrable Securities shall deliver to the Company written notice thereof within fifteen (15) days of such transfer or assignment, and if such transferee or assignee fails to deliver such written notice to the Company within such fifteen (15)-day period, such Person shall not be deemed a Holder hereunder.

Section 16.                                   Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Securityholders may accede to this Agreement at different times by executing a signature page hereto, at which time any such executing Securityholder shall be considered a party hereto; provided that such accession shall not act as a waiver or satisfaction of any other condition precedent under any other agreement between the Company and such Securityholder.

Section 17.                                   Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 18.                                   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Section 19.                                   Jurisdiction; Forum.  Each party hereto consents to the jurisdiction and venue of the United States federal and state courts in the Borough of Manhattan, City of New York, for any action, suit or proceeding arising from or in connection with the interpretation or enforcement of this Agreement.  Each party hereto waives any objection to the laying of venue in such courts and any claim that any such action has been brought in an inconvenient forum.  To the extent permitted by law, any judgment in respect of a dispute arising out of or relating to this Agreement may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of such judgment being conclusive evidence of the fact and amount of such judgment.  Each party hereto agrees that personal service of process may be effected by any of the means specified in Section 14, addressed to such party.  The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

Section 20.                                   Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 21.                                   Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 22.                                   Effect of Agreement.  Notwithstanding anything contained herein or in any other agreement between or among the Company, Oaktree and/or the PCG Parties to the contrary, in the event that this Agreement is executed and delivered by the Company, on the one hand, and either (x)  the PCG Parties, but not Oaktree, on the other hand, or (y) Oaktree, but not the PCG Parties, on the other hand, then the Persons executing and delivering this Agreement as contemplated by the foregoing clause (x) or (y), as the case may be, shall be deemed to be parties to this Agreement for all purposes hereof (and, without limitation, shall have all of the rights, interests and obligations of a party hereto), notwithstanding the fact that the other such Persons (as contemplated by the foregoing clause (x) or (y), as the case may be) have not executed and delivered this Agreement, and such other Persons which have not executed and delivered this Agreement shall not be deemed to be parties to this Agreement for any purposes hereof (and, without limitation, shall have none of the rights, interests or obligations of a party hereto) unless and until such Persons execute and deliver this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

THE COMPANY:

GENERAL MARITIME CORPORATION

By:	/s/ Jeffrey D. Pribor
Name:	Jeffrey D. Pribor
Title:	Executive Vice President & Chief Financial Officer

THE SECURITYHOLDERS:

/s/ Peter C. Georgiopoulos
Peter C. Georgiopoulos
Address: c/o General Maritime Corporation, 299 Park Avenue, New York, New York 10171 Attention: Peter C. Georgiopoulos
Telecopier no. (212) 763-5607

PCG BOSS LIMITED

By:	/s/ Peter C. Georgiopoulos
Name:	Peter C. Georgiopoulos
Title:
Address: c/o General Maritime Corporation, 299 Park Avenue, New York, New York 10171 Attention: Peter C. Georgiopoulos
Telecopier no. (212) 763-5607

[Signature page to Registration Rights Agreement]

OCM MARINE HOLDINGS TP, L.P.

By: OCM Marine GP CTB, Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:	/s/ B. James Ford
Name:	B. James Ford
Title:	Managing Director

By:	/s/ Adam C. Pierce
Name:	Adam C. Pierce
Title:	Senior Vice President

Address:
c/o Oaktree Capital Management, L.P.
333 South Grand Ave., 28th Floor,
Los Angeles, California 90071
Attention: B. James Ford
Adam Pierce
Telecopier no.: (213) 830-6300

[Signature page to Registration Rights Agreement]

OCM MARINE INVESTMENTS CTB, LTD.

By: Oaktree Capital Management, L.P.
Its: Director

By:	/s/ B. James Ford
Name: B. James Ford
Title:	Managing Director

By:	/s/ Adam C. Pierce
Name: Adam C. Pierce
Title:	Senior Vice President

Address:
c/o Oaktree Capital Management, L.P.
333 South Grand Ave., 28th Floor,
Los Angeles, California 90071
Attention: B. James Ford
Adam Pierce
Telecopier no.: (213) 830-6300

[Signature page to Registration Rights Agreement]